MONTHLY INSIGHT
30 April 2007

THE CHINA FUND, INC. (CHN)
THE CHINA FUND, INC. (CHN)
IN BRIEF

Net asset value per share	US$	40.09
Market price	US$	33.80
Premium/(discount)		(15.69%)
Fund size	US$	584.4	m
Source: State Street Corporation

At 30 April 2007	US$ returns

	China Fund NAV	MSCI Golden Dragon	*
	%	%
One month	8.8	1.9
Year to date	23.6	(0.0)
One year	47.3	19.7
Three years %pa	30.1	21.7
Past performance is not a guide to future returns.
Source: State Street Corporation. NAV-NAV performance.
*Source for index data: MSCI.
MANAGER’S COMMENTARY
Martin Currie acts as portfolio manager of the listed securities of The China Fund, Inc. (“Fund”). This commentary is the opinion of Martin Currie Inc.
Our returns in April came mostly from the A-share market, which is building up a good head of steam. The ‘B word’ is increasingly appearing in commentaries on the market, but as veterans of the late-80s bubble in Japan, when any stock under 30X was considered dirt cheap, we think this bubble will inflate still further. There have been disparaging comments about panic buying by local investors, now opening stock accounts at the rate of about 200,000 per day. We think they are reacting perfectly rationally to extremely high earnings growth (34% in 2006, accelerating in the first quarter of 2007) and negative real interest rates (Chinese banks only pay 2.2% after tax on one-year deposits, but the latest official inflation number was 3.3%). Ahead of the 17th party congress in October, it seems unlikely that Chinese politicians will make the ‘courageous’ decisions necessary to stop the market (big increases in interest and exchange rates), so they will continue to fiddle in vain with increasing equity supply and administrative guidance.
In the real economy, the statistics showed, if anything, a re-acceleration, with strong money growth and retail sales numbers. Only the figure for export growth was sharply down (+7%, year on year, in March, compared with +52% in February) but a number of one-off factors might explain this, such as front-loading exports before a cut in VAT rebate. So we will need to wait for April figures to see whether the gradual renminbi appreciation and problems in the US housing market are really starting to slow foreign-exchange accumulation (which ran at US$2.3 billion per day in the first quarter). The politicians, meanwhile, went on a charm offensive, Wen Jiabao planting potatoes and playing baseball in Japan and Hu Jintao sweet-talking a delegation of 500 Taiwanese businessmen led by Kuomintang elder Lien Chan. In Taiwan, the parties are nominating candidates for next year’s presidential election, so mud and populist soundbites were flying in all directions. We hope that once the process is completed in May we will see some slightly more constructive policy debate.
INVESTMENT STRATEGY
The Fund is 93.5% invested with holdings in 65 companies. In April we began a big switch, selling US$19 million of A-shares to cut the Fund’s weighting there to 24.1%, whilst buying a net US$46m of the laggard, low-priced Taiwan market to lift the Fund’s exposure there to 29.4%. We believe that the A-share market has further to run, but Taiwan looks better when risk is balanced against potential reward. The NT dollar has also recently depreciated against the weak US dollar, never mind the mighty renminbi.
In addition to the broad-based buying of Taiwan favourites (Fu Hwa Financial, Formosa Petrochemical, Wah Lee, Synnex, Lien Hwa, Wistron Neweb and Taiwan Secom) the Fund received miniscule allocations to two hot Hong Kong IPOs, Yangzijiang Shipbuilding and China Molybdenum.
Chris Ruffle, Martin Currie Inc*
*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.
HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

DIRECT INVESTMENT MANAGER’S COMMENTARY
Asian Direct Capital Management (“ADCM”) acts as portfolio manager of the Fund’s direct securities. This commentary is the opinion of ADCM.
This month, we completed the sale of Captive Finance (of which the Fund owned around 20%) to Fortis Lease Group, one of the top five European cross-border leasing companies. The net proceeds to the Fund were approximately US$7.1 million, against the book cost of US$3.05 million.

Other companies in the Direct Investment Portfolio continue to perform satisfactorily. We are negotiating a number of new investments, focusing on the People’s Republic of China service sector.
KOH Kuek Chiang, Asian Direct Capital Management

30 APRIL 2007
FUND DETAILS

Market cap	US$500.0m
Shares outstanding	14,575,961
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management

Source: State Street Corporation.
ASSET ALLOCATION

▪	Hong Kong	22.4%
▪	China	1.9%
▪	Singapore	2.8%
▪	Hong Kong ‘H’ shares	9.4%
▪	Taiwan	29.4%
▪	United States	3.0%
▪	Equity linked securities (‘A’ shares)	24.1%
▪	Direct	0.5%
▪	Other assets & liabilities	6.5%
Source: State Street Corporation
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	24.8%	9.8%
Financials	14.0%	32.6%
Consumer discretionary	13.4%	6.2%
Energy	11.4%	6.7%
Consumer staples	7.3%	1.2%
Information technology	6.5%	23.3%
Healthcare	6.2%	—
Materials	4.7%	6.9%
Utilities	2.7%	5.0%
Telecommunications	2.5%	8.3%
Other assets & liabilities	6.5%	—
Total	100.0%	100.0%
Source: State Street Corporation. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	8.8	5.1
Year to date	23.6	(1.1)
Three years %pa	30.1	20.9
Past performance is not a guide to future returns.
Source: State Street Corporation
DIRECT INVESTMENTS (0.5%)

Sino-Twinwood	Information technology	0.5%
teco Optronics	Information technology	—
15 LARGEST LISTED INVESTMENTS (38.8%)

Shanghai International Airport	Industrials	4.4%
Chaoda Modern Agriculture	Consumer staples	3.8%
China Merchants Bank	Financials	3.6%
Daqin Railway	Industrials	3.2%
Shanghai Zhenhua Port Machinery	Industrials	3.0%
Golden Meditech	Healthcare	2.6%
Financial Street	Financials	2.3%
Xinjiang Tebian Electric	Industrials	2.1%
China Yangtze Power	Industrials	2.1%
Baoding Tianwei Baobian Electric	Industrials	2.0%
Powertech Technology	Information technology	2.0%
Cathay Financial	Financials	2.0%
Merry Electronics	Consumer discretionary	1.9%
Formosa Petrochemical	Energy	1.9%
China Oilfield Services	Energy	1.9%
Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	8.8	15.9	23.6	47.3	30.1	28.8	12.1
MSCI Golden Dragon	1.9	2.1	(0.0)	19.7	21.7	14.8	n/a
Hang Seng Chinese Enterprise	4.3	4.3	(3.5)	45.6	35.1	37.3	n/a
Shanghai Stock Exchange 180	25.7	46.0	69.4	206.2	43.4	n/a	n/a
Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2007 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

5.0 Income Long-term capital gain Short-term capital gain 4.01 4.0 3.58 3.0 2.51 Rate per share 2.01.78 1.0 0.50 0.21 0.08 0.110.13 0.0 0.0 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Total 0.50 0.08 0.11 0.00 0.13 0.21 1.78 3.58 2.51 4.01 Income 0.50 0.08 0.11 0.00 0.13 0.06 0.07 0.20 0.22 0.30 Long-term capital0.00 0.00 0.00 0.00 0.00 0.00 0.67 3.27 2.29 2.73 Short-term capital0.00 0.00 0.00 0.00 0.00 0.15 1.04 0.11 0.00 0.98

30 APRIL 2007

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Hong Kong						22.4%
Chaoda Modern Agriculture	682 HK	HK$	6.5	26,407,900	21,946,091	3.8%
Golden Meditech	8180 HK	HK$	3.4	35,040,000	15,231,861	2.6%
Xinao Gas	2688 HK	HK$	8.9	9,286,000	10,566,439	1.8%
TPV Technology	903 HK	HK$	5.3	12,728,000	8,559,647	1.5%
Parkson Retail	3368 HK	HK$	55.8	1,111,500	7,929,643	1.4%
China Shineway Pharmaceutical	2877 HK	HK$	5.5	11,184,000	7,864,476	1.3%
China Travel International	0308 HK	HK$	3.4	18,148,000	7,842,516	1.3%
Natural Beauty Bio-Technology	157 HK	HK$	1.8	32,780,000	7,543,821	1.3%
Ports Design	589 HK	HK$	22.0	2,678,500	7,533,977	1.3%
Huabao International	336 HK	HK$	4.5	12,790,000	7,358,563	1.2%
Shangri-La Asia	0069 HK	HK$	19.2	2,678,000	6,573,880	1.1%
Tianjin Development	0882 HK	HK$	6.5	6,836,000	5,724,708	1.0%
Fountain Set	420 HK	HK$	2.7	13,026,000	4,546,568	0.8%
Yorkey Optical International	2788 HK	HK$	2.5	12,628,000	4,117,036	0.7%
China Fire Safety	8201 HK	HK$	0.6	50,380,000	3,800,320	0.6%
China Rare Earth	769 HK	HK$	1.8	15,254,000	3,568,985	0.6%
Ocean Grand Chemicals	2882 HK	HK$	0.3	17,379,000	688,805	0.1%
Arcontech	8097 HK		—	18,386,000	—	—

China						1.9%
Shanghai Lujiazui Finance	900932 SHA	HK$	1.9	5,804,366	10,796,121	1.9%

Singapore						2.8%
Hsu Fu Chi International	HFCI SP	SG$	1.4	8,409,000	7,635,240	1.3%
CDW	CDW SP	SG$	0.2	60,000,000	6,316,413	1.1%
Yangzijiang Shipbuilding	YZJ SP	SG$	1.3	3,078,000	2,673,264	0.4%

Hong Kong ‘H’ shares						9.4%
China Oilfield Services	2883 HK	HK$	6.7	12,650,000	10,836,157	1.9%
China Petroleum & Chemical	386 HK	HK$	6.9	11,696,000	10,273,160	1.8%
China Shenhua Energy	1088 HK	HK$	19.5	3,435,000	8,607,812	1.5%
Zhejiang Expressway	576 HK	HK$	6.4	10,304,000	8,497,194	1.5%
BYD	1211 HK	HK$	48.7	1,368,500	8,494,620	1.4%
Anhui Expressway	995 HK	HK$	6.2	6,780,000	5,391,754	0.9%
Beiren Printing Machinery	187 HK	HK$	2.8	7,000,000	2,461,165	0.4%

Taiwan						29.4%
Powertech Technology	6239 TT	NT$	125.0	3,114,000	11,683,751	2.0%
Cathay Financial	2882 TT	NT$	67.8	5,708,370	11,617,040	2.0%
Merry Electronics	2439 TT	NT$	113.0	3,260,507	11,059,035	1.9%
Formosa Petrochemical	6505 TT	NT$	71.5	5,085,000	10,913,164	1.9%
Synnex Technology	2347 TT	NT$	42.2	8,481,000	10,729,965	1.8%
Far Eastern Department Stores	2903 TT	NT$	21.0	16,952,000	10,685,477	1.8%
Fuh-Hwa Financial	2885 TT	NT$	14.4	23,749,545	10,265,295	1.8%
Tripod Technology	3044 TT	NT$	125.0	2,608,845	9,788,405	1.7%
Fubon Financial	2881 TT	NT$	29.0	10,387,000	9,041,527	1.5%
Chunghwa Telecom	2412 TT	NT$	63.1	4,490,880	8,505,786	1.5%
Uni-President Enterprises	1216 TT	NT$	32.9	8,347,000	8,242,899	1.4%
China Metal Products	1532 TT	NT$	59.1	4,625,123	8,204,733	1.4%
Asia Optical	3019 TT	NT$	142.0	1,917,000	8,170,791	1.4%
Wistron NeWeb	6285 TT	NT$	82.5	2,440,000	6,042,233	1.0%
Yieh United Steel	9957 TT	NT$	21.1	9,483,000	6,000,259	1.0%
Wah Lee Industrial	3010 TT	NT$	66.9	2,755,000	5,532,245	1.0%
China Synthetic Rubber	2104 TT	NT$	34.0	5,294,000	5,402,770	0.9%
Lien Hwa Industrial	1229 TT	NT$	16.8	10,732,616	5,396,026	0.9%
Data Systems Consulting	2447 TT	NT$	32.8	4,566,813	4,496,149	0.8%
Cheng Uei Precision	2392 TT	NT$	91.6	1,531,000	4,209,440	0.7%
Taiwan Secom	9917 TT	NT$	57.5	1,610,000	2,778,737	0.5%
Taiwan FamilyMart	5903 TT	NT$	51.0	1,787,895	2,736,944	0.5%

United States						3.0%
Far East Energy	FEEC US	US$	0.9	11,111,111	10,111,111	1.7%
Mindray Medical International	MR US	US$	23.0	259,900	5,980,299	1.0%
Chindex International	CHDX US	US$	20.1	69,987	1,406,039	0.3%

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Equity linked securities (‘A’ shares)						24.1%
Shanghai International Airport		US$	4.5	5,662,300	26,074,892	4.4%
China Merchants Bank		US$	2.5	8,254,855	20,843,509	3.6%
Daqin Railway		US$	1.9	9,710,000	18,516,970	3.2%
Shanghai Zhenhua Port Machinery		US$	2.4	7,454,352	17,681,723	3.0%
Financial Street		US$	2.4	5,439,953	13,306,125	2.3%
Xinjiang Tebian Electric		US$	2.6	4,676,642	12,379,071	2.1%
China Yangtze Power		US$	1.9	6,441,077	12,205,841	2.1%
Baoding Tianwei Baobian Electric		US$	6.7	1,761,193	11,823,570	2.0%
Qinghai Salt Lake Potash		US$	4.7	1,725,209	8,105,032	1.4%

Direct						0.5%
Sino-Twinwood				500,000	3,050,000	0.5%
teco Optronics				1,861,710	150,000	—

Other assets & liabilities					37,896,312	6.5%
INDEX DESCRIPTIONS
MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated 27 June 2005, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China and Hong Kong.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the listed equity portfolio of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. It explicitly does not accept responsibility for the views and opinions expressed by Asia Direct Capital Management.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the Fund. Asian Direct Capital Management is the direct investment manager to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
→	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.
→	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.
→	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.
→	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.
→	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.
→	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.
→	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.
→	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.
→	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.
In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Although Martin Currie complies with the Global Investment Performance Standards (GIPS), the fund returns used in this document are calculated on the net asset value and therefore fall outside the scope of the GIPS standards.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 222 2532 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.